Media Contact: Laura Finlayson Avalanche Strategic Communications One University Plaza, Suite 407 Hackensack, New Jersey 07601 email: laura@avalanchepr.com phone: 201-488-0049

PURPLE BEVERAGE COMPANY APPOINTS TIMOTHY J. HENNESSEY
AS CHIEF FINANCIAL OFFICER

25-Year Finance and Investment Banking Professional Combines Proven Leadership with
Financial Expertise

Fort Lauderdale, FL (January 14, 2008) - Purple Beverage Company, Inc. (OTCBB: PPBV), makers of PURPLE, an all-natural, hip combination of seven powerful antioxidant-rich fruits, announced today that it has named veteran finance executive Timothy J. Hennessey as its Chief Financial Officer.

Hennessey brings 25 years of finance, accounting, and investment banking expertise to this company, which burst on the scene in late 2007 and has been rapidly attracting a loyal, taste-savvy, and health-conscious following ever since.

Hennessey, 47, received his MBA in Finance from the Kellogg School of Management at Northwestern University, where he was also president of his class, and his BBA in Accounting from the University of Notre Dame. He is a CPA, a licensed Realtor®, and also holds a Certification in E-Commerce from New York University’s Department of Information Technology Services. He and his family reside in Fort Lauderdale, Florida.

“Tim’s extensive background in investment banking, as well in successfully managing the unique growth and capital needs of similar companies, add up to a seasoned financial leader that we are thrilled to have on our team,” said Ted Farnsworth, CEO of Purple Beverage.

Before joining the company, Tim owned and operated Hennessey Financial Services, a business that provided comprehensive CFO services to public and private companies that spanned a wide spectrum of industries, including retail, telecommunications, internet/e-commerce, real estate, beverage/food service, and motion pictures. For clients ranging from early-stage growth companies to large, publicly-traded companies, Hennessey provided services that included capital transactions, financial reporting, budget and financial modeling, and investor and shareholder management.

Previously, Hennessey served as CFO for Wellness Discoveries, Inc., a New York-based company that develops content and commerce opportunities in the wellness, fitness, and alternative medicine sectors. In that position, he negotiated mergers, acquisitions and joint ventures, raised debt and equity capital, and provided detailed financial analyses and forecasts. He also managed relationships with shareholders, commercial and investment banks, and legal, accounting, and tax advisors.

Hennessey previously served as a Managing Director in the Investment Banking Group of Deloitte & Touche USA LLP in New York. While there, he directly oversaw all client capital-raising transactions, including venture capital, private placements, and acquisition financing, and specialized in raising capital for middle-market (pre-IPO) companies.

Hennessey was also an investment banker on Wall Street with Morgan Stanley Dean Witter & Co. for many years. In this position, he specialized in raising capital for middle market companies and executed numerous leveraged buyouts, private placements, and growth financing transactions for clients.

Prior to attending business school, Tim was an Auditor for Arthur Andersen LLP in Chicago, where he developed his knowledge of SEC regulations and filing requirements while preparing and analyzing financial statements for clients in a wide variety of industries.

“Purple Beverage Company, Inc., is on the brink of explosive growth across the United States,” said Hennessey. “Its flagship product, PURPLE, has only been on the market for a few months and already has earned impressive reviews from customers in some of the country’s most discerning cities, such as New York, Miami, and Los Angeles. That’s no easy feat. I’m excited to join Purple Beverage Company at this exciting phase to help lead the company on its continued growth course.”

“The fact that Tim has worked with global, best of breed firms and has now attached his name to Purple Beverage Company is huge,” said Farnsworth. “With the growing understanding of the health benefits of antioxidants, there’s a great market out there for PURPLE, and we know that having Tim on our team will help us continue our mission of bringing healthful, nutritional, and great-tasting beverages to consumers everywhere, while simultaneously increasing stockholder value.”

PURPLE combines the exotic acai berry with six other antioxidant-rich juices, including pomegranate, black cherry, black currant, purple plum, cranberry, and blueberry. The result is an all-natural, no-sugar-added beverage that can be enjoyed alone or in a fruit smoothie or even a cocktail. Because adding alcohol to antioxidant-rich berries increases their antioxidant capacity - a fact confirmed by researchers from the United States Department of Agriculture and by a study at Kasetsart University in Thailand - PURPLE is becoming one of the most popular antioxidant cocktail trends in nightclubs and lounges, where available. PURPLE is available in health food stores, restaurants, delis, drug stores, supermarkets and convenience stores in select locations, including New York, Los Angeles, Miami, and Hawaii. Look for PURPLE nationwide in early 2008. For more information, visit www.drinkpurple.com.

# # #

About Purple Beverage Company, Inc.

Purple Beverage Company Inc.'s mission is to increase stockholder value through the sale and distribution of its antioxidant beverages. In 2005, revenue from the sale of functional beverages reached approximately $40 billion in the U.S., with forecasted sales in 2007 of $46.3 billion, reaching $53.9 billion by 2011. For more information, please visit www.drinkpurple.com.

Cautionary Statement Regarding Forward-Looking Statements

Information provided by Purple Beverage Company, Inc., such as online or printed documents, publications or information available via Purple Beverage’s website, contains forward-looking statements that involve risks, uncertainties, assumptions, and other factors, which, if they do not materialize or prove correct, could cause Purple Beverage’s results to differ materially from historical results, or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "strategy," "opportunity," "anticipates," and similar words. These statements may include, among others, plans, strategies, and objectives of management for future operations; statements regarding proposed new products, services, or developments; statements regarding future economic conditions or performance; statements of belief; and statements of assumptions underlying any of the foregoing.

CONTACTS:

Media Relations: Avalanche Strategic Communications
Laura Finlayson, 201-488-0049
Laura@avalanchepr.com

or

Investor Relations: Innercomm Investor Relations
Kasia Moshier, 877-305-1161
Kasia@innercomm.com